FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  Managed Account Series:
High Income Portfolio (BATS-HINC), BlackRock Strategic
Bond Trust (BHD), BlackRock High Yield Trust (BHY),
BlackRock High Income Fund (BR-HIINC), BlackRock High
Yield Bond Portfolio (BR-HIYLD), BlackRock High Income
Portfolio (Ins - Series) (BVA-HI), BlackRock High
Income V.I. Fund (Ins - Var Ser) (BVA-HY), BlackRock
Corporate High Yield Fund, Inc. (COY), BlackRock
Corporate High Yield Fund III, Inc. (CYE), BlackRock
High Income Shares (HIS), BlackRock Corporate High
Yield Fund VI, Inc. (HYT), BlackRock Corporate High
Yield Fund V, Inc. (HYV), MIST BlackRock High Yield
Portfolio (MIST-HY)
2.	Issuer:    PolyOne Corporation

3.	Date of Purchase:  09/13/10

4.	Underwriter from whom purchased:  Banc of America
Securities LLC

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate: Banc of
America Securities LLC, Morgan Stanley & Co.
Incorporated, Wells Fargo Securities, LLC, BB&T
Capital Markets, a division of Scott & Stringfellow,
LLC, KeyBanc Capital Markets Inc., PNC Capital
Markets LLC, U.S. Bancorp Investments, Inc.

6. 	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered: (BATS-HINC) $80,000 out of
$360,000,000; (BHD) $80,000 out of $360,000,000; (BHY)
$35,000 out of $360,000,000; (BR-HIINC) $840,000 out
of $360,000,000; (BR-HIYLD) $2,020,000 out of
$360,000,000; (BVA-HI) $40,000 out of $360,000,000;
(BVA-HY) $100,000 out of $360,000,000; (COY) $200,000
out of $360,000,000; (CYE) $215,000 out of
$360,000,000; (HIS) $100,000 out of $360,000,000;
(HYT) $335,000 out of $360,000,000; (HYV) $320,000 out
of $360,000,000; (MIST-HY) $690,000 out of
$360,000,000

7. 	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $11,500,000 out of
$360,000,000

8. 	Purchase price (net of fees and expenses):  $100

9. 	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made:

11. 	Have the following conditions been satisfied:
	a. The securities are part of an issue registered
         under the Securities Act of 1933, as amended, which
         is being offered to the public, or are Eligible
         Municipal Securities, or are securities sold in an
         Eligible Foreign Offering or are securities sold in
         an Eligible Rule 144A Offering or part of an issue
         of government securities.                                YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                           YES

	c.	The underwriting was a firm commitment
		underwriting.                                         YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.             YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).             YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                              YES


Approved by: __Mitch Garfin__ Date: __09/17/10____